MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Falcon Ridge Development, Inc. (formerly PocketSpec Technologies Inc.) on Form S-8 of our report dated December 31, 2007, and appearing in the Annual Report on Form 10-KSB of Falcon Ridge Development, Inc. (formerly PocketSpec Technologies Inc.) for the year ended September 30, 2007.

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
March 14, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501